Exhibit 10.2

FORM E-2

CHANGE ORDER FORM

PROJECT NAME: Sabine Pass LNG Phase 2 Receiving, Storage and Regasification Terminal Expansion COMPANY: Sabine Pass LNG, L.P. CONTRACTOR: Bechtel Corporation DATE OF AGREEMENT: July 21, 2006	CHANGE ORDER NUMBER: SP2/BE-001 DATE OF CHANGE ORDER: October 24, 2006

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

The second sentence of Attachment F, Section 1B is replaced with the following:

“Bechtel shall procure the full limits under the builder’s risk policy under Section 1A.9, including $100 million of the limits specified under Section 1A.9 for property loss or damage from flood and windstorm, no later than ninety (90) days after Notice to Proceed, and the remaining $300 million limit for property loss or damage from flood and windstorm no later than May 15, 2007.”

There is no increase in the Fixed Fee associated with the implementation of the following Change Order Requests

Adjustment to Bechtel’s Fixed Fee

The original Fixed Fee was	$18,500,000
Change in Fixed Fee by previously authorized Change Orders	$0.00
The Fixed Fee prior to this Change Order was	$18,500,000
The Fixed Fee will change by this Change Order in the amount of	$0.00
The new Fixed Fee including this Change Order will be	$18,500,000

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Fixed Fee and shall be deemed to compensate Bechtel fully for such change.

Upon execution of this Change Order by Company and Bechtel, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Sabine Pass LNG, L.P.	/s/ J. Montalvo
Company	Bechtel

/s/ Ed Lehotsky	Jose Montalvo
Name	Name

Project Director	Project Mgr.
Title	Title

October 24, 2006	24 Oct. 06
Date of Signing	Date of Signing

E-1